NEWS RELEASE

                                                                        CONTACT:
                                                                 Karen L. Howard
                   Vice President, Treasurer and Interim Chief Financial Officer
                                                   Columbus McKinnon Corporation
                                                                    716-689-5550
                                                        karen.howard@cmworks.com
                                                        ------------------------


FOR IMMEDIATE RELEASE

                COLUMBUS MCKINNON CALLS FOR PARTIAL REDEMPTION OF
                        10% SENIOR SECURED NOTES DUE 2010

     o REDUCING DEBT BY $40.25 MILLION WITH EQUITY PROCEEDS FROM STOCK SALE
     o POSITIVE NET IMPACT TO EARNINGS OF $0.22 PER SHARE ON ANNUAL INTEREST EXPENSE SAVINGS
     o RESULTING DEBT TO TOTAL CAPITALIZATION IMPROVED TO APPROXIMATELY 60% FROM 75%

AMHERST, NY, November 17, 2005 -- Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of material handling products, today announced that it is calling for the redemption of $40.25 million of its outstanding 10% Senior Secured Notes due 2010 (the "Notes"). The Notes will be redeemed at a price of 110.0% of the principal amount plus accrued interest up to, but excluding the redemption date of December 16, 2005 (the "Redemption Date"). All interest on the Notes redeemed will cease to accrue on and after the Redemption Date. After this partial redemption, $74.75 million principal amount of the Notes will remain outstanding.

Timothy Tevens, President and CEO of Columbus McKinnon stated, "The success of our recent stock sale is enabling us to redeem the maximum amount of the 10% 2010 Notes as is currently allowed by the terms of the Notes. Our capital structure strategy has been to reduce high cost debt to further improve earnings, to have the financial flexibility to invest in growth opportunities and to be in a strong financial position regardless of the point in the economic cycle. Small, bolt-on, synergistic acquisitions that meet our strategic goals could be considered to further our growth. Our near-term goal for debt to total capitalization is 50%, and we now have a longer term goal of 30%. After the redemption we will be at about 60% debt to total capitalization, down from 75% at the end of fiscal September 2005 and significantly below the 81% we were at a year ago."

At October 2, 2005, total debt was $280.7 million and shareholders' equity was $93.4 million. On a pro forma basis after the partial redemption of the Notes and the redemption of the Company's remaining senior subordinated notes which occurred on October 14, 2005, total debt will be $214.8 million and shareholders' equity, taking the stock sale into consideration, will be $144.5 million. The Company will use a portion of the $56 million in net proceeds from its recent stock sale for the redemption.

"This capital restructuring will also have a strong positive impact on future earnings," Mr. Tevens added. "The $4.03 million annual reduction in interest expense from this redemption will substantially convert directly to earnings because of our fully reserved U.S. federal tax loss carryforwards. This annual interest savings equates to about $0.22 per share. The remaining tax loss carryforwards, which expire in fiscal 2023 and 2024, amount to approximately $93 million at the end of fiscal September 2005 and will continue to benefit our U.S.-generated earnings and enhance free cash flow."

The redemption of the Notes will be made under the terms of the indenture, dated as of July 22, 2003 among Columbus McKinnon, its subsidiary guarantors and U.S. Bank National Association, as trustee, which permits Columbus McKinnon to redeem the $40.25 million of the Notes prior to August 1, 2006 from the proceeds of the sale of equity. A Notice of Redemption has been mailed with respect to the Notes to all registered holders of the Notes. Copies of the Notice of Redemption and additional information relating to the procedures for redemption will be available from U.S. Bank Corporate Trust Services at 60 Livingston Avenue, St. Paul, Minnesota 55107 or by calling 1-800-934-6802.

Payment of the redemption price on the Notes called for redemption will be made only upon presentation and surrender of the Notes by Noteholders as described in the procedures provided on the Notice of Redemption.

U.S. Bank National Association is the trustee, registrar and paying agent for the Notes.


About Columbus McKinnon
-----------------------

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift, position or secure material. Key products include hoists, cranes, chain and forged attachments. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its web site at http://www.cmworks.com.


Safe Harbor Statement
---------------------

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although Columbus McKinnon Corporation believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.


Financial table follows.

                                 CAPITALIZATION

The following table sets forth our cash position and capitalization as of October 2, 2005 (i) on an actual basis, (ii) as adjusted to give effect to the redemption in October 2005 of $25.6 million principal amount of our outstanding 8 1/2% Notes and (iii) as further adjusted to give effect to the completion of our equity sale which closed on November 14, 2005 and the redemption of $40.25 million principal amount of our outstanding 10% Notes with a portion of the net proceeds therefrom.


                                                                     OCTOBER 2, 2005
                                                           --------------------------------
                                                                                  AS FURTHER
                                                            ACTUAL   AS ADJUSTED   ADJUSTED
                                                            ------   -----------   --------
                                                                 (DOLLARS IN MILLIONS)
Cash and cash equivalents (1)                              $   42.5    $   16.9    $   27.5
                                                           ========    ========    ========

Debt:
         Revolving credit facility                         $      -    $      -    $      -
         10% Notes                                            115.0       115.0        74.7
         Other senior debt                                      4.1         4.1         4.1
         8 1/2% Notes                                          25.6           -           -
         8 7/8% Notes                                         136.0       136.0       136.0
                                                           --------    --------    --------
         Total debt                                           280.7       255.1       214.8
                                                           --------    --------    --------

Shareholders' equity (2)
         Voting common stock                                    0.2         0.2         0.2
         Additional paid-in capital                           106.8       106.8       162.8
         Retained earnings (accumulated deficit)                1.9         1.9        (3.0)
         ESOP debt guarantee                                   (4.3)       (4.3)       (4.3)
         Unearned restricted stock                                -           -           -
         Accumulated other comprehensive loss                 (11.2)      (11.2)      (11.2)
                                                           --------    --------    --------
         Total shareholders' equity                            93.4        93.4       144.5
                                                           --------    --------    --------
              Total capitalization                         $  374.1    $  348.5    $  359.3
                                                           ========    ========    ========

Total debt as a percentage of total capitalization            75.0%       73.2%       59.8%
                                                           ========    ========    ========


     (1) Cash and cash equivalents As Further Adjusted includes net proceeds of $56.0 million from the recently closed stock sale less debt redeemed of $40.3 million, redemption premiums of $4.0 million, and accrued interest on our debt redeemed of $1.1 million.

     (2) Adjustments to our shareholders' equity reflect fees of $4.0 million, redemption premiums of $4.0 million, write-offs of capitalized financing fees on our 10% Notes of $0.9 million, and the proceeds from the recently completed stock offering.


                                       ###